SUMMUS [LOGO]
434 FAYETTEVILLE STREET, SUITE 600, RALEIGH, NC  27601



FOR IMMEDIATE RELEASE

FOR PUBLIC RELATIONS:
FELICIA RAMSEY
SUMMUS, INC. (USA)
(919) 807-5646
FELICIA.RAMSEY@SUMMUS.COM


                   SUMMUS ANNOUNCES ONE-FOR-TEN REVERSE STOCK
                                     SPLIT

 ADDITIONALLY, SHAREHOLDERS APPROVE COMPANY'S REINCORPORATION INTO THE STATE OF
                                    DELAWARE

RALEIGH, N.C. -- March 14, 2005 --Summus, Inc. (USA) (OTCBB: SUMU), a leading provider of mobile media applications that optimize the consumer wireless experience, announced today that it has completed all of the necessary filings to effect a one-for-ten reverse stock split of its common stock.

The reverse stock split will combine ten shares of Summus stock into one. This split will affect all shareholders equally and WILL NOT affect any shareholder's percentage ownership interests in Summus. Our common stock will begin trading at the adjusted share price as soon as NASDAQ, which administers the OTC Bulletin Board, completes its back-end processes. Pursuant to the rules of the OTC Bulletin Board, Summus is required to begin trading under a new stock symbol. The Company expects to have the new symbol on March 15, 2005. As soon as the new symbol has been assigned, the Company will issue a press release to notify shareholders

This reverse split will give Summus approximately 13.4 million shares of common stock outstanding. The Company's number of authorized shares of common stock will remain at 185,000,000, and its number of authorized shares of preferred stock will remain at 5,000,000.

"The Board of Directors believes that both the reverse split and the reincorporation are necessary steps for Summus to move to the next level of institutional ownership and corporate governance, as well to facilitate application to a higher quality exchange, such as NASDAQ, " said Gary Ban, CEO of Summus. "Further, these changes will allow mainstream institutional investors, who are currently restricted by our share price and exchange listing, to begin to evaluate participating in our stock."

Mr. Ban continued: "We are in a strong position with continued revenue growth, an expanding quality portfolio of products, branded partnerships and increasing distribution channels. Our positive momentum, coupled with our revised capital structure makes Summus an even stronger player for investors to consider in the mobile media market. "

Summus also announced today that it has completed its reincorporation into the State of Delaware. The State of Delaware is recognized for adopting comprehensive modern and


                               SUMMUS, INC. (USA)
     MAIN OFFICE: 919.807.5600 O TOLL FREE: 877.463.3253 O FAX: 919.807.5601
                                 WWW.SUMMUS.COM

SUMMUS [LOGO]
434 FAYETTEVILLE STREET, SUITE 600, RALEIGH, NC  27601


flexible corporate laws, which are periodically revised, to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware in a similar manner.

ABOUT SUMMUS
Summus is a leading provider of mobile media applications that optimize the consumer wireless experience. Summus partners with leading content brands to develop compelling and unique wireless applications and content for the mobile phone, focused within the most popular areas of growth, including photo-messaging, multi-player games, news/information and personalization. Summus currently offers an ever-growing list of 30 mobile phone applications deployed through 26 major wireless carriers in the U.S and abroad. Summus designs and develops these applications with the industry's most intuitive navigation that is designed for a consistently superior user experience. For more information, see WWW.SUMMUS.COM.


This press release contains forward-looking statements that involve RISKS AND UNCERTAINTIES CONCERNING SUMMUS' BUSINESS, PRODUCTS, AND FINANCIAL RESULTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS PREDICTED. MORE INFORMATION ABOUT POTENTIAL RISK FACTORS THAT COULD AFFECT OUR BUSINESS, PRODUCTS, AND FINANCIAL RESULTS IS INCLUDED IN SUMMUS' ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AND IN REPORTS SUBSEQUENTLY FILED BY SUMMUS WITH THE SECURITIES AND EXCHANGE COMMISSION("SEC"). ALL DOCUMENTS ARE AVAILABLE THROUGH THE SEC'S ELECTRONIC DATA GATHERING ANALYSIS AND RETRIEVAL SYSTEM (EDGAR) AT WWW.SEC.GOV OR FROM SUMMUS' WEB SITE AT WWW.SUMMUS.COM. SUMMUS HEREBY DISCLAIMS ANY OBLIGATION TO PUBLICLY UPDATE THE INFORMATION PROVIDED ABOVE, INCLUDING FORWARD-LOOKING STATEMENTS, TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.
                                      # # #
ALL TRADEMARKS AND/OR REGISTERED TRADEMARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.


                               SUMMUS, INC. (USA)
     MAIN OFFICE: 919.807.5600 O TOLL FREE: 877.463.3253 O FAX: 919.807.5601
                                 WWW.SUMMUS.COM